SIMPLEX HOURLY EMPLOYEES
              RETIREMENT SAVINGS AND INVESTMENT PLAN

             Amended and Restated as of July 1, 1993
             ---------------------------------------

                        TABLE OF CONTENTS


                                                             Page
                                                             ----

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . .  2

     1.1   "Affiliated Company". . . . . . . . . . . . . . . .  2
     1.2   "Basic Participant Contributions" . . . . . . . . .  2
     1.3   "Basic Tax-Deferred Contributions". . . . . . . . .  2
     1.4   "Beneficiary" . . . . . . . . . . . . . . . . . . .  3
     1.5   "Break in Service". . . . . . . . . . . . . . . . .  3
     1.6   "Code". . . . . . . . . . . . . . . . . . . . . . .  3
     1.7   "Committee" . . . . . . . . . . . . . . . . . . . .  3
     1.8   "Compensation". . . . . . . . . . . . . . . . . . .  3
     1.9   "Disability". . . . . . . . . . . . . . . . . . . .  4
     1.10  "Early Retirement Date" . . . . . . . . . . . . . .  5
     1.11  "Effective Date". . . . . . . . . . . . . . . . . .  5
     1.12  "Employee". . . . . . . . . . . . . . . . . . . . .  5
     1.13  "Eligible Employee" . . . . . . . . . . . . . . . .  5
     1.14  "Employer". . . . . . . . . . . . . . . . . . . . .  5
     1.15  "Employer Account". . . . . . . . . . . . . . . . .  5
     1.16  "Employer Matching Contributions" . . . . . . . . .  5
     1.17  "Entry Date". . . . . . . . . . . . . . . . . . . .  5
     1.18  "ERISA" . . . . . . . . . . . . . . . . . . . . . .  5
     1.19  "Family Member" . . . . . . . . . . . . . . . . . .  6
     1.20  "Forfeiture Date" . . . . . . . . . . . . . . . . .  6
     1.21  "Forfeitures" . . . . . . . . . . . . . . . . . . .  6
     1.22  "Highly Compensated Employee" . . . . . . . . . . .  6
     1.23  "Hour of Service" . . . . . . . . . . . . . . . . .  6
     1.24  "Investment Fund" or "Investment Funds" . . . . . .  8
     1.25  "Normal Retirement Date". . . . . . . . . . . . . .  8
     1.26  "Participant" . . . . . . . . . . . . . . . . . . .  8
     1.27  "Participant Account" . . . . . . . . . . . . . . .  8
     1.28  "Participant Contributions" . . . . . . . . . . . .  8
     1.29  "Plan". . . . . . . . . . . . . . . . . . . . . . .  8
     1.30  "Plan Administrator". . . . . . . . . . . . . . . .  8
     1.31  "Plan Year" . . . . . . . . . . . . . . . . . . . .  8
     1.32  "Prior Plan". . . . . . . . . . . . . . . . . . . .  9
     1.33  "Qualified Nonelective Contributions" . . . . . . .  9
     1.34  "Qualified Joint and Survivor Annuity". . . . . . .  9
     1.35  "Rollover Account". . . . . . . . . . . . . . . . .  9
     1.36  "Supplemental Participant Contributions". . . . . .  9
     1.37  "Supplemental Tax-Deferred Contributions" . . . . . 10
     1.38  "Tax-Deferred Account". . . . . . . . . . . . . . . 10

                                (i)

     1.39  "Tax-Deferred Contributions". . . . . . . . . . . . 10
     1.40  "Trust" . . . . . . . . . . . . . . . . . . . . . . 10
     1.41  "Trustee" . . . . . . . . . . . . . . . . . . . . . 10
     1.42  "Valuation Date". . . . . . . . . . . . . . . . . . 10
     1.43  "Vesting Computation Period". . . . . . . . . . . . 10
     1.44  "Voluntary Account" . . . . . . . . . . . . . . . . 11
     1.45  "Voluntary Participant Contributions" . . . . . . . 11
     1.46  "Voluntary Tax-Deferred Account". . . . . . . . . . 11
     1.47  "Voluntary Tax-Deferred Contributions". . . . . . . 11
     1.48  "Year of Service" . . . . . . . . . . . . . . . . . 11

ARTICLE II PLAN PARTICIPATION. . . . . . . . . . . . . . . . . 12

     2.1   Participation . . . . . . . . . . . . . . . . . . . 12
     2.2   Cessation of Participation. . . . . . . . . . . . . 13
     2.3   Reinstatement of Active Participation . . . . . . . 13
     2.4   Break In Service. . . . . . . . . . . . . . . . . . 14
     2.5   Transfer of Employment; Changes in Employment
           Status  . . . . . . . . . . . . . . . . . . . . . . 14
     2.6   Reinstatement of Former Employees Who had
           Previously Participated in a Prior Simplex
           Pension Plan. . . . . . . . . . . . . . . . . . . . 15

ARTICLE III    CONTRIBUTIONS . . . . . . . . . . . . . . . . . 16

     3.1   Funding . . . . . . . . . . . . . . . . . . . . . . 16
     3.2   Basic Contributions . . . . . . . . . . . . . . . . 16
     3.3   Supplemental Contributions. . . . . . . . . . . . . 17
     3.4   Employer Matching Contributions . . . . . . . . . . 18
     3.5   Forfeitures . . . . . . . . . . . . . . . . . . . . 18
     3.6   Voluntary Tax-Deferred Contributions. . . . . . . . 18
     3.7   Voluntary Participant Contributions . . . . . . . . 19
     3.8   Duration of Contributions . . . . . . . . . . . . . 20
     3.9   Rollover Contributions. . . . . . . . . . . . . . . 21
     3.10  Determination of Contributions. . . . . . . . . . . 21
     3.11  Payment of Contributions. . . . . . . . . . . . . . 21
     3.12  Changes in Level of Participation . . . . . . . . . 22
     3.13  Profits Not Required. . . . . . . . . . . . . . . . 22
     3.14  Election of Investments . . . . . . . . . . . . . . 23

ARTICLE IV LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS. . . . 25

     4.1   Limitation on Tax-Deferred Contributions. . . . . . 25
     4.2   Limitation on Participant and Employer
             Matching Contributions  . . . . . . . . . . . . . 29
     4.3   Qualified Nonelective Contributions and
             Multiple Use Test   . . . . . . . . . . . . . . . 33

                                     (ii)

     4.4   Limitations on Annual Additions . . . . . . . . . . 34

ARTICLE V  WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. . . 38

     5.1   Withdrawals from Voluntary Accounts . . . . . . . . 38
     5.2   Withdrawals from Voluntary Tax-Deferred Accounts. . 38
     5.3   Resumption of Voluntary Contributions . . . . . . . 40
     5.4   Procedure for Withdrawal. . . . . . . . . . . . . . 40
     5.5   Spousal Consent for Withdrawals . . . . . . . . . . 40

ARTICLE VI VESTING, TERMINATION OF EMPLOYMENT AND FORFEITURES. 42

     6.1   Vesting . . . . . . . . . . . . . . . . . . . . . . 42
     6.2   Termination of Employment . . . . . . . . . . . . . 42
     6.3   Forfeitures . . . . . . . . . . . . . . . . . . . . 43

ARTICLE VII  DISTRIBUTION AT RETIREMENT, DEATH, OR DISABILITY  45

     7.1   Distributions at Retirement . . . . . . . . . . . . 45
     7.2   Automatic Annuity Form. . . . . . . . . . . . . . . 48
     7.3   Distributions Upon Incurring Disability . . . . . . 50
     7.4   Distributions at Death. . . . . . . . . . . . . . . 50
     7.5   Loans to Participants . . . . . . . . . . . . . . . 53

ARTICLE VIII   ADMINISTRATION. . . . . . . . . . . . . . . . . 56

     8.1   Allocation of Responsibility. . . . . . . . . . . . 56
     8.2   Appointment of Plan Administrator . . . . . . . . . 56
     8.3   Claims Procedure. . . . . . . . . . . . . . . . . . 57
     8.4   Records and Reports . . . . . . . . . . . . . . . . 57
     8.5   Powers and Duties of the Plan Administrator . . . . 58
     8.6   Rules and Decisions . . . . . . . . . . . . . . . . 59
     8.7   Authorization of Benefit Payments . . . . . . . . . 59
     8.8   Application and Forms for Benefits. . . . . . . . . 59
     8.9   Facility of Payment . . . . . . . . . . . . . . . . 60
     8.10  Compensation of Plan Administrator and
             Plan Expenses . . . . . . . . . . . . . . . . . . 60
     8.11  Indemnification . . . . . . . . . . . . . . . . . . 61

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 62

     9.1   Nonguarantee of Employment. . . . . . . . . . . . . 62
     9.2   Rights of Employees and Beneficiaries . . . . . . . 62
     9.3   Nonalienation of Benefits . . . . . . . . . . . . . 62

                                  (iii)

     9.4   Discontinuance of Employer Contributions. . . . . . 63
     9.5   No Reversion to Employer. . . . . . . . . . . . . . 63
     9.6   Commencement and Timing of Distributions. . . . . . 63
     9.7   Jurisdiction. . . . . . . . . . . . . . . . . . . . 65
     9.8   Leased Employees. . . . . . . . . . . . . . . . . . 66

ARTICLE X  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . 67

     10.1  Amendments. . . . . . . . . . . . . . . . . . . . . 67

ARTICLE XI SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF
           PLANS   . . . . . . . . . . . . . . . . . . . . . . 68

     11.1  Successor Employer. . . . . . . . . . . . . . . . . 68
     11.2  Plan Assets . . . . . . . . . . . . . . . . . . . . 68

ARTICLE XII    PLAN TERMINATION. . . . . . . . . . . . . . . . 70

     12.1  Right to Terminate. . . . . . . . . . . . . . . . . 70
     12.2  Partial Termination . . . . . . . . . . . . . . . . 70
     12.3  Liquidation of the Plan . . . . . . . . . . . . . . 70
     12.4  Manner of Distribution. . . . . . . . . . . . . . . 71

ARTICLE XIII   DISCHARGE OF DUTIES BY FIDUCIARIES. . . . . . . 72

ARTICLE XIV    TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . 73

     14.1  General Rule. . . . . . . . . . . . . . . . . . . . 73
     14.2  Vesting Provisions. . . . . . . . . . . . . . . . . 73
     14.3  Minimum Benefit Provisions. . . . . . . . . . . . . 73
     14.4  Limitation on Compensation. . . . . . . . . . . . . 74
     14.5  Adjustment to Combined Plan Limit . . . . . . . . . 74
     14.6  Top-Heavy Plan Definition . . . . . . . . . . . . . 74
     14.7  Key Employee. . . . . . . . . . . . . . . . . . . . 76
     14.8  Non-Key Employee. . . . . . . . . . . . . . . . . . 76
     14.9  Change from Top-Heavy Status. . . . . . . . . . . . 76

ARTICLE XV DIRECT ROLLOVERS. . . . . . . . . . . . . . . . . . 78

     15.01 Application of this Article . . . . . . . . . . . . 78
     15.02 Definitions . . . . . . . . . . . . . . . . . . . . 78

                                 (iv)

                                  FOREWORD
                                  --------

     The Money Purchase Pension Plan For Employees of Simplex Wire and Cable Company included in the Bargaining Unit Represented by Local Union #2208, IBEW (the "Plan") was established on January 1, 1981 by Simplex Wire and Cable Company (the "Employer"), for the benefit of its eligible employees.

     The Plan was subsequently amended and restated, effective as of January 1, 1990, to convert it into a profit-sharing plan pursuant to which the Employer may make Tax-Deferred Contributions on behalf of its Eligible Employees. At that time, the name of the Plan was changed to the Simplex Hourly Employees Retirement Savings and Investment Plan and certain changes required by the Tax Reform Act of 1986 were also made.

     Effective as of July 1, 1992, the Plan was further amended and again restated to make further changes required by the final regulations and to permit directed investments by its participants.

     Effective as of July 1, 1993, the Plan is again amended and restated to permit plan loans, to change the eligibility requirement and to make other administrative changes to the Plan.

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     1.1 "Affiliated Company" means (a) a corporation which, together with Simplex Technologies, Inc., is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with Simplex Wire and Cable Company, (c) a corporation, partnership or other entity which, together with Simplex Wire and Cable Company, is a member of an affiliated service group (as defined in Section 414(m) of the Code), or (d) a corporation, partnership or other entity which must be aggregated with Simplex Wire and Cable Company pursuant to regulations promulgated under Section 414(o) of the Code. For purposes of determining an Employee's Hours of Service, Years of Service, and the occurrence of a Break in Service under the Plan, any period of employment with Simplex Technologies, Inc. or with an Affiliated Company, including periods of employment with an Affiliated Company or any predecessor entity prior to the date on which such entity became an Affiliated Company if the Employee is employed by such entity on the date of acquisition, shall be recognized.

     1.2 "Basic Participant Contributions" shall mean the after-tax basic contributions paid by a Participant under the Plan in accordance with Section 3.2(b) of the Plan.

     1.3 "Basic Tax-Deferred Contributions" shall mean the contributions made by the Employer for each Participant pursuant to Section 3.2(a) of the Plan which are made on account of a salary adjustment agreement with such Participant.

     1.4 "Beneficiary" shall mean the person(s) or other recipient(s) designated in accordance with the provisions of Article VII hereof to receive any death benefit which may become payable under this Plan, and includes the surviving spouse of a Participant who is deemed to be a designated Beneficiary pursuant to
Section 7.4(b).

     1.5 "Break in Service" shall mean a Vesting Computation Period in which an Employee is not credited with more than 500 Hours of Service.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, and any amendments thereto, and any rulings and regulations thereunder.

     1.7 "Committee" shall mean the Retirement Committee appointed pursuant to
Article VIII hereof.

     1.8  "Compensation" shall mean:

          (a) total taxable W-2 earnings for the previous calendar year paid to a Participant by the Employer for services rendered, including amounts which would have been paid to the Participant as cash compensation but for an election by such Participant under Section 125 or 401(k) of the Code, but excluding amounts in excess of $200,000, subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate. For Plan Years beginning on or after January 1, 1994, the limitation shall be reduced to $150,000.

          (b) Notwithstanding (a) above, for (i) any former Participant whose status as an active Participant is reinstated upon his reemployment pursuant to
Section 2.3, (ii) any former Employee who becomes an active Participant upon his reemployment pursuant to Section 2.3, and (iii) with respect to Employees who become Participants for the first time on or after April 1, 1993, Compensation for the first year of participation or first year of reinstatement of active participation (and the second year of participation or reinstatement of active participation if the Participant does not have a full year of employment during his first year of participation or reinstatement) shall mean the Participant's annualized rate of base compensation on his Employment Commencement Date (or date of reemployment). In the case of an hourly Employee, Compensation shall be annualized based on 2,000 hours. For succeeding years of participation, Compensation shall be as in (a) above.

          (c) In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to application of the limitation.

     1.9 "Disability" shall mean a Participant's permanent and total incapacity of engaging in any employment for the Employer due to physical or mental reasons. Disability shall be deemed to exist only when a written application has been filed with the Employer by or on behalf of such Participant and when such Disability is certified to the Employer by a licensed physician approved by the Employer; provided, however, that in the event any such Participant meets the requirements for disability benefits under the Social Security Law then in effect, such Participant shall thereafter be deemed to be disabled within the meaning of this definition.

     1.10 "Early Retirement Date" shall mean the date on which a Participant may, subject to the further provisions of this Section 1.10, terminate employment and be entitled to a distribution of such Participant's Employer Account in accordance with Article VII. A Participant's Early Retirement Date may occur on the first day of any month on or following such Participant's 55th birthday.

     1.11 "Effective Date" of this amendment and restatement shall mean July 1, 1993. The original effective date of this Plan shall mean January 1, 1981.

     1.12 "Employee" shall mean any individual who is receiving remuneration for services rendered to the Employer or an Affiliated Company as a common law employee.

     1.13 "Eligible Employee" shall mean a person who is a regular hourly-paid employee working in production, maintenance or quality job control, and who is included on the active employment rolls of the Employer on or after the Effective Date.

     1.14 "Employer" shall mean Simplex Technologies, Inc. or its successor(s).

     1.15 "Employer Account" shall mean that portion of a Participant's interest in this Plan which is attributable to the Employer Matching Contributions made on such Participant's behalf hereunder.

     1.16 "Employer Matching Contributions" shall mean the contribution due and payable by the Employer in accordance with Section 3.4 of this Plan.

     1.17 "Entry Date" shall mean January 1, April 1, July 1 or October 1.

     1.18 "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, and any amendments thereto.

     1.19 "Family Member" shall mean the spouse or lineal ascendants or descendants (and their spouses) of an Employee who owns (or is considered to own within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or an Affiliated Company or who is a member of a group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the plan year.

     1.20 "Forfeiture Date" shall mean the date the Participant ceases to be an Employee. A Participant who has no vested interest in his Employer Account shall be deemed to be cashed-out of his Employer Account on his Forfeiture Date.

     1.21 "Forfeitures" shall mean the portion of a Participant's Employer Contributions Account which is forfeited in accordance with Section 6.3 of the Plan.

     1.22 "Highly Compensated Employee" shall mean any person who is a "highly compensated employee" within the meaning of Section 414(q) of the Code and the regulations promulgated thereunder.

     1.23 "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Vesting Computation Period in which the duties are performed; and

          (b) Each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for a single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to
Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraphs (a) or (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the Vesting Computation Period in which the award, agreement or payment is made.

     Solely for the purposes of determining whether a Break in Service has occurred in a Vesting Computation Period, an Employee who is absent from work by reason of pregnancy, birth or adoption of a child, or for purposes of caring for such child for a period beginning immediately following such birth or adoption shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case, in which such hours cannot be determined, eight (8) Hours of Service per day of such absence; provided, however, that the number of Hours of Service credited under this paragraph shall not exceed the difference between 501 and the number of Hours of Service with which such Employee would have been credited for the Vesting Computation Period to which this paragraph is applicable. The Hours of Service credited under this paragraph shall be credited in the first Vesting Computation Period in which such credit is necessary to avoid a Break in Service.

     1.24 "Investment Fund" or "Investment Funds" shall mean such one or more investment vehicles, including but not limited to mutual funds and insurance contracts, which the Plan Administrator may from time to time, in its sole discretion, specify as being available for the investment of Trust assets.

     1.25 "Normal Retirement Date" shall mean a Participant's 65th birthday.

     1.26 "Participant" shall mean an Eligible Employee who is participating in the Plan in accordance with the provisions of Article II.

     1.27 "Participant Account" shall mean that portion of a Participant's interest in this Plan which is attributable to the Participant's Basic and Supplemental Participant Contributions.

     1.28 "Participant Contributions" shall mean and include a Participant's Basic Participant Contributions, Supplemental Participant Contributions and Voluntary Participant Contributions, collectively.

     1.29 "Plan" shall mean the Simplex Hourly Employees Retirement Savings and Investment Plan. Prior to 1990, the Plan was known as the Money Purchase Pension Plan for Employees of Simplex Wire and Cable Company included in the Bargaining Unit Represented by Local Union #2208, I.B.E.W.

     1.30 "Plan Administrator" shall mean the Committee, or its successor(s), who shall have those responsibilities of administering the Plan as set forth in
Article VIII hereof.

     1.31 "Plan Year" shall mean the twelve (12) month period commencing on any January 1, and ending on the succeeding December 31.

     1.32 "Prior Plan" shall mean the Pension Plan for Employees of Simplex Wire and Cable Company Included in the Bargaining Unit Represented by Local Union #2208, I.B.E.W.

     1.33 "Qualified Nonelective Contributions" shall mean contributions made by the Employer on behalf of a Participant that (i) the Participant may not elect to receive in cash until distributed from the Plan, (ii) is 100% vested and nonforfeitable when made, and (iii) is not distributed from the Plan to the Participant or his Beneficiary before the earlier of his separation from service, death, Disability or the occurrence of any such events described in
Section 9.6(d), subsections (ii), (iii) or (iv). Qualified Nonelective Contributions shall be allocated to a Participant's Tax-Deferred Account.

     1.34 "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is neither (i) less than one-half (1/2) of, nor (ii) greater than, the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse.

     1.35 "Rollover Account" shall mean that portion of a Participant's interest in this Plan which is attributable to 100% of the value of the benefit, if any, the Participant elected to roll over to this Plan from a Prior Plan, and/or which is attributable to any rollover contributions which the Participant made to the Plan pursuant to Section 3.9.

     1.36 "Supplemental Participant Contributions" shall mean the after-tax contributions paid by a Participant in accordance with Section 3.3(b) of the Plan.

     1.37 "Supplemental Tax-Deferred Contributions" shall mean the contributions made by the Employer for each Participant pursuant to Section 3.3(a) of the Plan which are made on account of a salary adjustment agreement with such Participant.

     1.38 "Tax-Deferred Account" shall mean that portion of a Participant's interest in the Plan which is attributable to the Participant's Basic and Supplemental Tax-Deferred Contributions and Qualified Nonelective Contributions.

     1.39 "Tax-Deferred Contributions" shall mean and include a Participant's Basic Tax-Deferred Contributions, Supplemental Tax-Deferred Contributions and Voluntary Tax-Deferred Contributions, collectively.

     1.40 "Trust" shall mean the trust created by an agreement between the Employer or an Affiliated Company and the Trustee for purposes of holding Plan assets.

     1.41 "Trustee" shall mean the trustee duly designated under the trust agreement and any duly appointed successor trustee or trustees.
     1.42 "Valuation Date" shall mean the last business day of each month through September 30, 1993 and from October 1, 1993 onwards, shall mean each business day of the Plan Year on which the New York Stock Exchange is open or any other date the Committee shall designate.

     1.43 "Vesting Computation Period" shall mean the twelve (12) consecutive month period commencing on the date the Employee first performs an Hour of Service and each anniversary thereof. If an Employee is rehired after forfeiting his prior Service, the Employee's Vesting Computation Period shall be based on the Employee's date of rehire.

     1.44 "Voluntary Account" shall mean that portion of a Participant's interest in this Plan which is attributable to the Participant's Voluntary Participant Contributions. This account shall be treated as a separate contract for purposes of Section 72(e)(9) of the Code.

     1.45 "Voluntary Participant Contributions" shall mean the voluntary after-tax contributions made to the Plan by a Participant pursuant to Section 3.7.

     1.46 "Voluntary Tax-Deferred Account" shall mean the portion of a Participant's interest in the Plan which is attributable to the Participant's Voluntary Tax-Deferred Contributions.

     1.47 "Voluntary Tax-Deferred Contributions" shall mean the contributions made by the Employer for each Participant pursuant to Section 3.6 of the Plan, which are made on account of a salary adjustment agreement with such Participant.

     1.48 "Year of Service" shall mean a Vesting Computation Period in which an Employee completes at least 1,000 Hours of Service.

     Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

                                   ARTICLE II
                                   ----------
                               PLAN PARTICIPATION
                               ------------------

     2.1 Participation. Each Eligible Employee who was actively participating in
         -------------
the Plan on June 30, 1993 shall be eligible to continue as a Participant in this Plan on July 1, 1993 and each other Eligible Employee, including each future Eligible Employee, shall be eligible to become a Participant in this Plan as of the Entry Date, which coincides with or immediately follows the later of:

          (a)  the Effective Date;

          (b) the date which is the 90th day after the Eligible Employee's Employment Commencement Date;

          (c)  the Employee's 18th birthday; and

          (d)  the date the Employee becomes an Eligible Employee.

     The Plan Administrator shall notify each Eligible Employee on or before the Entry Date next following the date such Employee meets the above eligibility requirements and shall supply each such Eligible Employee with an application form on which to apply for inclusion in the Plan and to authorize the Employer to adjust the Employee's salary in consideration of the Tax-Deferred Contributions to be made to the Plan by the Employer on such Employee's behalf and/or to authorize the Employer to make regular payroll deductions of his Basic Participant Contributions. Upon notification of eligibility and receipt of an application, an Eligible Employee shall have 30 days in which to return the completed application to the Plan Administrator who shall, in turn, notify the Employer to begin making the necessary salary adjustments and Tax-Deferred Contributions and/or payroll deductions and Basic Participant Contributions in accordance with Article III hereof. If an Eligible Employee should elect not to be included in the Plan during such 30 day period, such Employee may elect to become a Participant on the Entry Date coincident with or next following the date such Employee has completed and returned said application to the Plan Administrator.

     2.2 Cessation of Participation.
         --------------------------
                                          A Participant shall become an inactive
Participant on the date such Participant's employment with the Employer terminates. Such Participant shall remain an inactive Participant until the date on which the balance of such Participant's accounts are distributed to such Participant or are forfeited, at which time he shall cease to be a Participant. Active participation in this Plan subsequent to either of those dates shall be determined in accordance with Section 2.3.

     2.3 Reinstatement of Active Participation.
         -------------------------------------
                                                If a Participant becomes an
inactive Participant or ceases to be such altogether and he is subsequently reemployed by the Employer as an Eligible Employee or if a former Eligible Employee terminates employment after fulfilling the eligibility requirements of
Section 2.1 but prior to enrolling in the Plan and he is subsequently reemployed by the Employer as an Eligible Employee, he shall recommence active participation in this Plan upon his date of reemployment or if such Participant elects, on a subsequent Entry Date, provided such Participant agrees to a salary adjustment in return for the Employer making equivalent Basic Tax-Deferred Contributions to the Plan on such Participant's behalf and/or to authorize the Employer to make payroll deductions of such Participant's Basic Participant Contributions.

     2.4  Break In Service.  The following shall apply to all Employees or
          ----------------
Participants who are reemployed after incurring a Break in Service:

          (a) Employees or Participants Who Were Vested in Their Employer
              -----------------------------------------------------------
Accounts.
--------

          With respect to an Employee or Participant who was vested in his Employer Account prior to his termination of employment, his prior Years of Service shall be fully restored upon reemployment.

          (b) Employees or Participants Who Were Not Vested In Their Employer
              ---------------------------------------------------------------
Accounts.
--------

          With respect to an Employee or Participant who incurs a Break in Service prior to his termination of employment, his prior Years of Service shall be fully restored upon reemployment only if the number of his consecutive Breaks in Service is less than the greater of five (5) or the aggregate number of Years of Service before such break. If such Employee's or Participant's number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such break, his prior Years of Service shall be forfeited and he shall be treated as a new Employee for vesting purposes of the Plan and for purposes of determining his eligibility to make Supplemental Contributions.

     2.5 Transfer of Employment; Changes in Employment Status.
         ----------------------------------------------------
                                                               If an individual
should transfer employment from an Affiliated Company to the Employer or if an individual should change employment status with the Employer and, in either case, such individual thereby becomes an Eligible Employee, then for the purposes of determining the Compensation of such an Eligible Employee, compensation paid by such Affiliated Company shall be included as if it had been paid by the Employer. If an Eligible Employee should transfer employment from the Employer to an Affiliated Company or if an Eligible Employee should change employment status with the Employer and, in either case, ceases to be an Eligible Employee, such individual shall cease to be an active Participant as of the day on which such transfer or change in status occurs, but such individual shall not be deemed to have incurred a termination from employment, and such individual shall not be entitled to receive a distribution from the Plan until his actual termination from employment.

     2.6 Reinstatement of Former Employees Who had Previously Participated in a
         ----------------------------------------------------------------------
Prior Simplex Pension Plan.
-------------------------- If a former Employee who had participated in a pension plan maintained by Employer prior to January 1, 1981 should be reemployed by the Employer as an Eligible Employee after January 1, 1981, such Employee shall be eligible to participate in the Plan on the first day of the month following the date of reemployment.

                                  ARTICLE III
                                  -----------
                                 CONTRIBUTIONS
                                 -------------

     3.1 Funding. The Employer or an Affiliated Company has entered into a trust
         -------
agreement with a Trustee, creating a Trust for the purpose of holding Plan assets and providing benefits under the Plan. All contributions made by Participants or the Employer under the Plan shall be invested in the Investment Funds and such other investment vehicles specifically provided in the trust agreement and shall be held, managed and disposed of by the Trustee in accordance with the provisions of the trust agreement for purposes contemplated by the Plan.

    3.2 Basic Contributions.  Each Participant shall make basic contributions to
        -------------------
the Plan which shall entitle such Participant to be credited with Employer Matching Contributions. Basic contributions may be made in the form of Basic Tax-Deferred Contributions or Basic Participant Contributions. Subject to the limitations set forth in Article IV, for each Plan Year, the total amount of Basic Tax-Deferred Contributions or Basic Participant Contributions which shall be made by or on behalf of each Participant shall be equal to one percent (1%) of such Participant's Compensation.

          (a) Basic Tax-Deferred Contributions:  A Participant may elect to have
              --------------------------------
the Employer make Basic Tax-Deferred Contributions to the Plan on such Participant's behalf by agreeing to adjust such Participant's compensation by an amount equal to the amount of such Basic Tax-Deferred Contributions. Basic Tax-Deferred Contributions shall be credited to the Participant's Tax-Deferred Account.

          (b) Basic Participant Contributions:  A Participant may elect to make
              -------------------------------
Basic Participant Contributions to the Plan by authorizing the Employer to make regular payroll deductions equal to the amount of such Basic Participant Contributions. Basic Participant Contributions shall be credited to the Participant's Participant Account.

     3.3 Supplemental Contributions.  After a Participant has completed ten (10)
         --------------------------
Years of Service, such Participant may elect on any subsequent Entry Date to make supplemental contributions to the Plan which shall entitle such Participant to be credited with additional Employer Matching Contributions. Subject to the limitations set forth in Article IV, for each Plan Year, the maximum amount of Supplemental Tax-Deferred Contributions and Supplemental Participant Contributions which may be made by or on behalf of a Participant shall be equal to the whole number percentage of the Participant's Compensation which has been elected by the Participant, but such percentage shall not exceed the maximum percentage applicable to the Participant. The maximum percentage applicable to a Participant shall be determined in accordance with the following schedule, based on the number of Years of Service the Participant has completed.

                                     Maximum Supplemental
     Years of Service             Tax-Deferred Contributions
     ----------------             --------------------------

          10-19                                1%
          20-24                                2%
          25-29                                3%
          30 or more                           4%

          (a)  Supplemental Tax-Deferred Contributions.  A Participant eligible
               ---------------------------------------
for supplemental contributions under this Section 3.3 may elect to have the Employer make Supplemental Tax-Deferred Contributions to the Plan on his behalf by agreeing to a further downward adjustment in his Compensation equal to the amount of such Supplemental Tax-Deferred Contributions. Supplemental Tax-Deferred Contributions shall be credited to the Participant's Tax-Deferred Account.

         (b) Supplemental Participant Contributions.  A Participant eligible for
             --------------------------------------
supplemental contributions under this Section 3.3 may elect to make Supplemental Participant Contributions to the Plan by authorizing the Employer to make regular payroll deductions equal to the amount of such Supplemental Participant Contributions. Supplemental Participant Contributions shall be credited to the Participant's Participant Account.

     3.4 Employer Matching Contributions.  For each Plan Year, Employer Matching
         -------------------------------
Contributions shall be made on behalf of each Participant in an amount equal to the sum of (a) two (2) times the amount of Basic Tax-Deferred Contributions and/or Basic Participant Contributions made by or on behalf of such Participant for such Plan Year; and (b) the amount of Supplemental Tax-Deferred Contributions and/or Supplemental Participant Contributions made on behalf of such Participant for such Plan Year. Employer Matching Contributions shall be credited to the Participant's Employer Account.

     3.5 Forfeitures.  Amounts forfeited under Section 6.3 by Participants upon
         -----------
termination of their employment with the Employer shall be reapplied in such a way as to reduce future Employer Matching Contributions under the Plan.

     3.6 Voluntary Tax-Deferred Contributions.  Subject to the limitations of
         ------------------------------------
Section 4.4, a Participant may elect to make Voluntary Tax-Deferred Contributions to the Plan in addition to his Basic Tax-Deferred Contributions and any Supplemental Tax-Deferred Contributions by executing an application authorizing the Employer to make a further adjustment to such Participant's salary equal to the amount of such Voluntary Tax-Deferred Contributions. Voluntary Tax-Deferred Contributions shall be credited to the Participant's Voluntary Tax-Deferred Account.

     The Participant may elect to change the amount of his Voluntary Tax-Deferred Contributions as of any Entry Date, subject to the limitation described in the second paragraph of this Section 3.6. The Participant's election to change the amount of his Voluntary Tax-Deferred Contributions must be made in writing to the Plan Administrator at least 30 days prior to the Entry Date on which the Participant wishes the change to be effective.

     The Participant may elect to suspend all of such Participant's Voluntary Tax-Deferred Contributions by means of written notice to the Plan Administrator at least 30 days prior to the first day of the month in which the Participant wishes the suspension to be effective. The Participant may elect to resume Voluntary Tax-Deferred Contributions as of any Entry Date which succeeds the date of suspension by at least three (3) months. Such election to resume Voluntary Tax-Deferred Contributions must be made in writing to the Plan Administrator at least 30 days prior to the date on which the resumption is to be made effective.

     3.7 Voluntary Participant Contributions.  If a Participant is making Basic
         -----------------------------------
Contributions pursuant to Section 3.2, subject to the limitations of Section 4.4, such Participant may elect to make after-tax Voluntary Participant Contributions to the Plan by executing an application authorizing the Employer to make regular payroll deductions of said Voluntary Participant Contributions. Voluntary Participant Contributions shall be made by means of payroll deductions and the amounts so deducted shall be credited to the Participant's Voluntary Account.

     The Participant may elect to change the amount of his of Voluntary Participant Contributions as of any Entry Date, subject to the limitation permitted by the first paragraph of this Section 3.7. The Participant's election to change the amount of his Voluntary Participant Contributions must be made in writing to the Plan Administrator at least 30 days prior to the Entry Date on which the Participant wishes the change to be made effective.

     The Participant may elect to suspend all of such Participant's Voluntary Participant Contributions by means of written notice to the Plan Administrator at least 30 days prior to the first day of the month in which the Participant wishes the suspension to be made effective. The Participant may elect to resume Voluntary Participant Contributions as of any Entry Date which succeeds the date of suspension by at least three (3) months. Such election to resume Voluntary Participant Contributions must be made in writing to the Plan Administrator at least 30 days prior to the date on which the resumption is to be made effective.

     3.8 Duration of Contributions.  In no event will any contribution be made
         -------------------------
to this Plan by or on behalf of any Participant once such Participant is deemed permanently and totally disabled.

     However, an employee who is receiving Accident and Sickness benefits or Workmen's Compensation, under the current benefit program, may continue to make any of the aforementioned contributions to this Plan.

     3.9 Rollover Contributions.  With the approval of the Plan Administrator,
         ----------------------
each Participant may roll over any Eligible Rollover Distribution (as defined in Section 15.02(a)) he may have received from another retirement plan and trust qualified as an exempt employee benefit plan and trust under Sections 401(a) and 501(a) of the Code. Such Participant may also roll over distributions from an individual retirement account or individual retirement annuity which consists of prior lump sum distributions or Eligible Rollover Distributions from a qualified employee benefit plan and trust, provided that such funds are transferred to the Plan within 60 days after the Participant receives them. Notwithstanding the foregoing, no rollover amounts may be accepted to the extent prohibited by
Section 402 or 408 of the Code. Contributions under this Section 3.9 shall be in cash only, and shall be fully vested and nonforfeitable at all times. Rollover Contributions shall be credited to a separate Rollover Account for such Participant. Rollover Contributions shall not be deemed to be Participant contributions for purpose of the limitations set forth in Sections 4.1, 4.2 and 4.4.

     3.10 Determination of Contributions.  The amount of Employer Matching
          ------------------------------
Contributions, Tax-Deferred Contributions and Qualified Nonelective Contributions shall be subject to final determination by the Plan Administrator. The amount of such contributions, as determined by the Plan Administrator, shall be conclusive and binding on all persons.

     3.11 Payment of Contributions.  The Employer Matching Contributions for
          ------------------------
each Plan Year shall be made at such time or times as the Employer determines but not later than the time required by law in order for the Employer to obtain a deduction of the amount of such payment for Federal income tax purposes as determined under the applicable provisions of the Code. All other contributions made with respect to a pay period shall be paid into the Plan by the Employer no later than 30 days after the last day of such pay period.

     3.12 Changes in Level of Participation.   A Participant may elect to change
          ---------------------------------
the amount of his salary adjustment and/or payroll deduction and the corresponding Supplemental Tax-Deferred Contributions and/or Supplemental Participant Contributions by or on his behalf to any other amount permissible for such Participant under Section 3.3 as of any Entry Date. The Participant's election to change his amount of salary adjustment and/or payroll deduction must be made in writing to the Plan Administrator at least 30 days prior to the date on which the change is to be made effective. A Participant may elect to suspend salary adjustment and/or payroll deduction and the corresponding Basic and Supplemental Tax-Deferred Contributions and/or Basic and Supplemental Participant Contributions made by or on his behalf as of the first day of any month. A Participant's election to suspend such contributions must be made in writing to the Plan Administrator at least 30 days prior to the first day of any month in which the suspension is to be made effective. A Participant who suspends contributions pursuant to the foregoing proviso may resume contributions as of any Entry Date which succeeds the date of suspension by at least three (3) months, by means of written notice to the Plan Administrator at least 30 days prior to the date on which the resumption is to be effective.

     3.13 Profits Not Required.  The Employer shall, notwithstanding any other
          --------------------
provisions of the Plan, make all contributions to the Plan without regard to current or accumulated earnings or profits. Notwithstanding the foregoing, the Plan shall be designated to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.

     3.14 Election of Investments.
          -----------------------

          (a) Each Participant, including a former Participant whose account balances are still maintained in the Trust, shall elect the manner of investment of all amounts standing to the credit of his accounts in the Trust among the Investment Funds established under the Trust. By such election, the Participant shall direct the portion of the aggregate amount then credited, and/or thereafter to be credited, to his accounts which is to be invested by the Trustee in each of the Investment Funds. The Plan Administrator shall maintain records of account at all times adequately reflecting each Participant's interest in each of the Investment Funds.

          (b) A Participant may revoke his election as to any amounts then standing in, and/or thereafter to be credited to, his accounts at such time or times and in such manner as the Plan Administrator determines on a uniform basis for all Participants, and may make a new investment election in accordance with this Section 3.14. Effective October 1, 1993, such investment election changes may be made on a daily basis. In the event that such a new election causes a transfer of assets from one Investment Fund to another, the transfer shall be made by the Trustee as soon as reasonably possible.

          (c) To make an investment election, each Participant shall give notice to the Plan Administrator in such form and at such time as the Plan Administrator may reasonably require. To be effective, such an investment election must be in accordance with any and all rules and regulations established by the Plan Administrator for this purpose.

          (d) Any investment election made hereunder shall continue to be effective until properly revoked by the Participant.

          (e) The Employer, the Plan Administrator and the Trustee shall have no responsibility for the investment elections of the Participants and shall incur no liability on account of investing the assets of the Trust in accordance with such directions.

                                    ARTICLE IV
                                    ----------
                   LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                   --------------------------------------------

     4.1  Limitation on Tax-Deferred Contributions.
          ----------------------------------------

          (a) The aggregate Tax-Deferred Contributions made by the Employer for each fiscal year shall not exceed that amount which, when added to the Employer Matching Contributions made by the Employer for that fiscal year, equals the maximum amount allowable as a deduction by the Employer under Section 404 of the Code for such fiscal year.

          (b) The aggregate Tax-Deferred Contributions made by the Employer for any Participant under this Plan and any other plan maintained by the Employer or an Affiliated Company for any calendar year shall not exceed $8,994, subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate pursuant to Section 402(g)(5) of the Code.

          (c) At any time during the Plan Year, the Employer may suspend or reduce the amount of Tax-Deferred Contributions with respect to any Highly Compensated Employee if the Plan Administrator determines that such suspension or reduction is necessary to cause the test in either (i) or, to the extent not prohibited by regulations promulgated by the Secretary of Treasury, (ii) below to be met with respect to Tax-Deferred Contributions for such Plan Year:

               (i) the Actual Deferral Percentage for the Highly Compensated Employees eligible for Tax-Deferred Contributions is not more than the Actual

     Deferral Percentage for all other Employees eligible for Tax-Deferred Contributions multiplied by 1.25; or

               (ii) the excess of the Actual Deferral Percentage for the Highly Compensated Employees eligible for Tax-Deferred Contributions over the Actual Deferral Percentage for all other Employees eligible for Tax-Deferred Contributions is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Employees eligible for Tax-Deferred Contributions multiplied by two (2). All determinations required under this subsection (c) shall be made by the Plan Administrator and its determinations shall be final and binding on all persons.

          (d) For the purposes of subsection (c) above, the "Actual Deferral Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group and expressed as a percentage) of (i) the amount of the Tax-Deferred Contributions actually paid over to the Plan on behalf of the Employee for such Plan Year to
(ii) the Employee's "total compensation" for such Plan Year. If the Employer elects to make Qualified Nonelective Contributions to the Plan, the Plan Administrator may include any such contributions allocated to a Participant's Tax-Deferred Account in determining the Participant's Actual Deferral Percentage. For purposes of this subsection (d) and Section 4.2, "total compensation" means the amount of compensation paid by the Employer to the Employee during the Plan Year (or portion thereof in which the Participant is eligible to participate in the Plan) which is subject to withholding and required to be reported on the Employee's Form W-2 plus the amount which would have been paid to the Employee as cash compensation but for an election by such Employee under Section 125 or 401(k) of the Code, but excluding the amount paid prior to the date such Employee becomes eligible to participate in the Plan. The "total compensation" taken into account with respect to a Participant for any Plan Year shall not exceed $200,000 ($150,000 beginning January 1, 1994), subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate.

          (e) In determining the deferral percentage of a Highly Compensated Employee who has a Family Member who is an Employee, the Tax-Deferred Contributions made on behalf of such Highly Compensated Employee and the "total compensation" of such Highly Compensated Employee shall include the Tax-Deferred Contributions and "total compensation" of the Family Member, and the Family Member shall not be considered a separate Employee for purposes of determining the Actual Deferral Percentage for any group under the Plan to the extent required by Section 414(q) of the Code and any regulations promulgated thereunder;

          (f) If the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test) only if aggregated with one or more other qualified plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 4.1 shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Notwithstanding the above requirements, plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same Plan Year.

          (g) In the event Tax-Deferred Contributions actually made on behalf of Highly Compensated Employees exceed the limitations set forth in subsection (c) above, the Plan Administrator shall direct the Trustee to reduce such contributions of such Highly Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages, to the extent necessary to cause the Plan to meet such limitations. Such reduction shall be made first with respect to Voluntary Tax-Deferred Contributions, then (if and to the extent necessary) with respect to Supplemental Tax-Deferred Contributions, and lastly (if and to the extent necessary) with respect to Basic Tax-Deferred Contributions. Any reduction in Supplemental or Basic Tax-Deferred Contributions shall also be accompanied by a reduction of the associated Employer Matching Contributions, which shall be forfeited and applied to reduce future Employer Matching Contributions. Any Tax-Deferred Contributions so reduced, as adjusted for income or loss allocable thereto in accordance with Section 4.1(h) below, shall be distributed to the Highly Compensated Employees on whose behalf such contributions were made as soon as practicable, but no later than December 31 of the following Plan Year.

          (h) The income or loss allocable to a Participant's Tax-Deferred Contributions which exceed the limitation of subsection (c) above shall be determined by multiplying the investment gain or loss of such Participant's Tax-Deferred Account and Voluntary Tax-Deferred Account for such Plan Year from which such excess Tax-Deferred Contributions are withdrawn by a fraction. The numerator of this fraction is the amount of the Participant's excess Tax-Deferred Contributions to be distributed and the denominator is the amount credited to the Participant's Tax-Deferred Account and Voluntary Tax-Deferred

Account as of the beginning of the Plan Year, increased by the Tax-Deferred Contributions allocable to such accounts for such Plan Year.

          (i) If, during any Plan Year, more than the maximum permissible amount under Section 402(g) of the Code is allocated pursuant to one or more cash or deferred arrangements to a Participant's accounts under this Plan and any other plan described in Sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply:

               (i) No later than March 1 of the next succeeding Plan Year, the Participant may, but is not required to, allocate all or part of such contributions in excess of the maximum permissible amount ("excess deferrals") to this Plan. To be effective, such allocation must be in writing, state that excess deferrals have been made on behalf of such Participant for the preceding Plan Year, and be submitted to the Plan Administrator.

               (ii) To the extent a Participant timely allocates excess deferrals to this Plan pursuant to (i) above, the Plan Administrator shall direct the Trustee to distribute such excess deferral, adjusted for income or losses as determined in accordance with subsection (h) above, to the Participant no later than the April 15 following such allocation.

     4.2 Limitation on Participant and Employer Matching Contributions.
         -------------------------------------------------------------

          (a) For each Plan Year, the Participant Contributions and Employer Matching Contributions made with respect to any Highly Compensated Employee shall be suspended or reduced if the Plan Administrator determines that such suspension or reduction is necessary to cause the test in either (i) or, to the extent not prohibited by regulations promulgated by the Secretary of the Treasury, (ii) below to be met with respect to such contributions for such Plan Year:

               (i) the Actual Contribution Percentage for the Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Contribution Percentage for all other Employees eligible to participate in the Plan multiplied by 1.25; or

               (ii) the excess of the Actual Contribution Percentage for the Highly Compensated Employees eligible to participate in the Plan over the Actual Contribution Percentage for all other Employees eligible to participate in the Plan is not more than two (2) percentage points, and the Actual Contribution Percentage for the Highly Compensated Employees eligible to participate in the Plan is not more than the Actual Contribution Percentage for all other Employees eligible to participate in the Plan multiplied by two (2). All determinations required under this subsection (a) shall be made by the Plan

Administrator and its determinations shall be final and binding on all persons.

          (b) For purposes of subsection (a) above, the "Actual Contribution Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group and expressed as a percentage) of (i) the sum of Participant Contributions and Employer Matching Contributions actually paid over to the Plan on behalf of the Employee for such Plan Year to (ii) the Employee's "total compensation" for the Plan Year (as defined in Section 4.1(d) above). To the extent permitted by applicable regulations, the Plan Administrator may include Tax-Deferred

Contributions of a Participant who is not a Highly Compensated Employee in determining his Actual Contribution Percentage, to the extent that such contributions are not used in determining his Actual Deferral Percentage under
Section 4.1. If the Employer elects to make Qualified Nonelective Contributions to the Plan, the Plan Administrator may include any such contributions allocated to a Participant's Tax-Deferred Account in determining the Participant's Actual Contribution Percentage.

          (c) In determining the contribution percentage of a Highly Compensated Employee who has a Family Member who is an Employee, the Participant Contributions made by, the Employer Matching Contributions made on behalf of, and the "total compensation" of such Highly Compensated Employee shall include the Participant Contributions, Employer Matching Contributions, and "total compensation" of his Family Member, and the Family Member shall not be considered a separate Employee for purposes of determining the Actual Contribution Percentage for any group under the Plan to the extent required by
Section 414(q) of the Code and any regulations promulgated thereunder.

          (d) If the Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test) only if aggregated with one or more other qualified plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 4.2 shall be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan. Notwithstanding the above requirements, plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same Plan Year.

     The Plan Administrator may include the Basic, Supplemental or Voluntary Tax-Deferred Contributions of a Participant who is not a Highly Compensated Employee in determining his Actual Contribution Percentage, to the extent that such contributions are not used in determining his Actual Deferral Percentage under Section 4.1.

          (e) If, for any Plan Year, the Plan Administrator determines that the Actual Contribution Percentage for the Highly Compensated Employees exceed the limitation set forth in subsection (a) above, the Plan Administrator shall direct the Trustee to distribute to the Highly Compensated Employees, in order of their contribution percentages beginning with the highest of such percentages, the amount necessary to cause the Plan to meet such limitation. Such reduction shall be made first with respect to Voluntary Participant Contributions, then with respect to Supplemental Participant Contributions and Basic Participant Contributions and lastly with respect to Employer Matching Contributions. Any reductions of Basic and Supplemental Participant Contributions shall also be accompanied by a reduction of the associated Employer Matching Contributions, if any, and such contributions shall be forfeited and shall be applied to reduce future Employer Matching Contributions. Such Participant Contributions and Employer Matching Contributions shall be adjusted for income or loss allocable thereto in accordance with Section 4.2(f) below, and shall be distributed to the Highly Compensated Employee on whose behalf such contributions were made as soon as practicable but no later than December 31 of the following Plan Year. Notwithstanding the foregoing, if a Highly Compensated Employee is not vested in the amount of Employer Matching Contributions to be distributed to him pursuant to the foregoing sentence, such amount shall not be distributed to him and shall be forfeited as of the last day of the Plan Year and shall be used to reduce future Employer Matching Contributions.

          (f) The income or loss allocable to a Participant's Participant Contributions and Employer Matching Contributions which exceed the limitation set forth in subsection (a) above shall be determined by multiplying the investment gain or loss of such Participant's Participant and Employer Accounts by a fraction. The numerator of this fraction is the amount of the Participant's excess Participant and Employer Matching Contributions to be distributed and the denominator is the amount credited to the Participant's Participant and Employer Accounts as of the beginning of the Plan Year, increased by the Participant and Employer Matching Contributions allocated to such accounts for such Plan Year.

     4.3  Qualified Nonelective Contributions and Multiple Use Test.
          ---------------------------------------------------------

          (a) The Employer may elect to make Qualified Nonelective Contributions, which shall be considered, to the extent necessary, in conducting the nondiscrimination tests of Sections 4.1 and 4.2. Such contributions (i) may be made as a uniform percentage of Compensation or as a uniform dollar amount contributed on a per capita basis, (ii) may be made for all or certain of those Participants who are not Highly Compensated Employees, and (iii) may be made at any time prior to the end of the twelve
(12) month period immediately following the Plan Year to which such contributions relate. Qualified Nonelective Contributions under this Section shall be allocated to the appropriate Participants' Tax-Deferred Accounts which shall be fully vested and nonforfeitable at all times.

          (b) The Voluntary Contributions, Basic Contributions, Supplemental Contributions and Employer Matching Contributions of a Highly Compensated Employee shall be further reduced and returned to such Employee to the extent necessary to comply with rules and regulations of the Internal Revenue Service promulgated to prevent the multiple use of the alternative limitation set forth in Section 4.1(c)(ii) and Section 4.2(b).

          (c) To the extent permitted by Treasury regulations, the Plan Administrator may restructure the Plan into component plans for purposes of conducting the nondiscrimination tests of Sections 4.1 and 4.2.

     4.4  Limitations on Annual Additions.
          -------------------------------

          (a) All annual additions made under the provisions of Article III or this Article IV with respect to any Participant in any Limitation Year shall be limited to the lesser of:

               (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation as set forth in Section 415(b)(1) of the Code, as adjusted beginning in 1988 pursuant to Section 415(d) of the Code), or

               (ii) 25% of the Participant's compensation (determined in accordance with Treasury Regulations Section 1.415-2(d)(11)(ii)) for such Limitation Year.

          For purposes of this Section 4.4, the term "annual addition" shall mean the sum of:

                    (A) Tax-Deferred Contributions, excluding excess contributions and excess deferrals returned to the Participant pursuant to Sections 4.1(g) and (i),

                    (B) Employer Matching Contributions plus forfeitures, including excess aggregate contributions forfeited or returned to the Participant pursuant to Section 4.2,

                    (C) Participant Contributions, including excess aggregate contributions returned to the Participant pursuant to Section 4.2, plus

                    (D)  Qualified Nonelective Contributions.
     In any case where a Participant is, or has been, included in a tax-qualified defined benefit plan of the Employer or any Affiliated Company, the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed one (1) for any Limitation Year, and the annual additions to such Participant's accounts under this Plan shall be further limited to the extent necessary to comply with such combined plan limit.

     The defined benefit plan fraction of a Participant for any Limitation Year is a fraction, the numerator of which is the projected annual normal retirement benefit of such Participant under such defined benefit plan determined as of the close of such Limitation Year and the denominator of which is the lesser of:

               (i) the product of 1.25 multiplied by the dollar limitation in effect for such Limitation Year under Section 415(b)(1)(A) of the Code; or

               (ii) the product of 1.4 multiplied by such Participant's highest three (3) years' average compensation (as defined by Section 415 of the Code). The defined contribution plan fraction of a Participant for any Limitation Year is a fraction, the numerator of which is the aggregate amount as of the close of such Limitation Year of the annual additions credited to such Participant's accounts under the Plan and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior Limitation Year of Service with the Employer or any Affiliated Company:

               (i) the product of 1.25 multiplied by the dollar limitation in effect for the Limitation Year under Section 415(c)(1)(A) of the Code; or

               (ii) the product of 1.4 multiplied by 25% of such Participant's total compensation (determined in accordance with Treasury Regulations
     Section 1.415-2(d)(11)(ii)) for the Limitation Year.

If the foregoing limit is applicable to a Participant for a Limitation Year, the Plan Administrator shall reduce the annual additions to such Participant's accounts in the following order of priority:

                    (1) against the Participant Contributions to the Plan for the Limitation Year, the amount of such reductions, as adjusted for earnings, to be returned to him;

                    (2) against the Tax-Deferred Contributions made on behalf of such Participant, the amount of such reduction to be held unallocated and applied to reduce future Tax-Deferred Contributions under the Plan in the succeeding Limitation Year;

                    (3) against the Employer Matching Contributions (including forfeitures) made on behalf of the Participant, the amount of such reduction to be held unallocated and applied to reduce Employer Matching Contributions to the Plan in the succeeding Limitation Year; and
                    (4) the Plan Administrator may elect from time to time to

          return Tax-Deferred Contributions to the Participant. For purposes of this Section 4.4, the Limitation Year shall be the Plan Year.

                                    ARTICLE V
                                    ---------
                  WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT
                  ----------------------------------------------

     5.1 Withdrawals from Voluntary Accounts. Subject to the requirements of
         -----------------------------------
Section 5.5, a Participant may, at any time prior to the distribution of such Participant's Voluntary Account, elect to withdraw a cash amount equal to all or a specified portion of the value of such account. The Participant's election to withdraw must be made in writing to the Plan Administrator and such request must specify the amount to be withdrawn.

     5.2  Withdrawals from Voluntary Tax-Deferred Accounts.  Subject to the
          ------------------------------------------------
requirements of Section 5.5, a Participant may, at any time prior to the distribution of his Voluntary Tax-Deferred Account, request to withdraw a cash amount from his Voluntary Tax-Deferred Account. If the Participant is under age 59-1/2, the maximum amount which a Participant may withdraw from his Voluntary Tax-Deferred Account shall not exceed the balance in his Voluntary Tax-Deferred Account as of December 31, 1988 plus all Voluntary Tax-Deferred Contributions allocated to said account after such date. The Participant's request to withdraw must be made in writing to the Plan Administrator and such request shall specify the amount requested, the reason for the withdrawal and such additional information as the Plan Administrator shall require.

     The withdrawal of any amount from a Participant's Voluntary Tax-Deferred Account shall be subject to the consent of the Plan Administrator. The basis for the Plan Administrator consenting or refusing to consent to the Participant's request shall be its determination that the requested withdrawal is necessary to allow such Participant to meet an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is made on account of:

          (a) Medical expenses described in Section 213(a) of the Code incurred by the Participant, his spouse or dependents, or expenses necessary for these persons to obtain medical care;

          (b) Purchase (excluding mortgage payments) of a principal residence of the Participant;

          (c) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse or his dependents;

          (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

          (e) Any other circumstance deemed by the Internal Revenue Service to be an immediate and heavy financial need for purposes of Section 401(k) of the Code.

     If a Participant has an immediate and heavy financial need as described above, he may receive a hardship withdrawal not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) provided the Plan Administrator determines that such Participant is not able to meet such need from any other reasonably available sources. In determining that such Participant is not able to meet such financial hardship from any other sources, the Plan Administrator may reasonably rely upon the written certification of the Participant given in accordance with the regulations promulgated under Section 401(k) of the Code.

     Notwithstanding the foregoing, a Participant who has attained age 59-1/2 may withdraw a cash amount equal to all or a specified portion of his Voluntary Tax-Deferred Account, including earnings, without the need to seek the consent of the Plan Administrator.

     5.3  Resumption of Voluntary Contributions.  Any Participant who makes a
          -------------------------------------
withdrawal in accordance with this Article V shall be prohibited from making Voluntary Tax-Deferred Contributions and Voluntary Participant Contributions for a period of twelve (12) months. After the expiration of such period, the Participant may elect to resume Voluntary Tax-Deferred Contributions and/or Voluntary Participant Contributions in accordance with the rules set forth in
Section 3.6. Amounts withdrawn by a Participant may not be returned to this Plan.

     5.4 Procedure for Withdrawal. Each withdrawal pursuant to Section 5.1
         ------------------------
and/or Section 5.2 shall be made as soon as practicable following the date the Trustee receives from the Plan Administrator such written notice of withdrawal as shall be required by the Trustee. The amount to be so withdrawn shall be that specified in such written notice and shall be limited by the provisions of Sections 5.1 and 5.2.

     In no event will a Participant be allowed to withdraw any portion of his Participant Account, Rollover Account, Tax-Deferred Account or Employer Account prior to the date of the termination of his employment.

     5.5 Spousal Consent for Withdrawals. Notwithstanding the foregoing
         -------------------------------
provisions of this Article, in the case of a married Participant whose aggregate vested interest in his accounts under the Plan exceeds $3,500, no withdrawal pursuant to Section 5.1 or 5.2 shall be permitted from any of such Participant's accounts unless the spouse of such Participant has consented to such withdrawal in a writing which satisfies the requirements of Section 7.2(b), during the 90-day period preceding the date of such withdrawal.

                                   ARTICLE VI
                                   ----------
               VESTING, TERMINATION OF EMPLOYMENT AND FORFEITURES
               --------------------------------------------------

     6.1  Vesting.
          -------

          (a) A Participant shall at all times be 100% vested in each of his accounts other than his Employer Account.

          (b) A Participant's interest in his Employer Account shall become 100% vested at the earliest of the following dates:

             (i)   The date the Participant completes five (5) Years of Service.

             (ii)  The date of the Participant's death.

             (iii) The date the Participant incurs a Disability.

             (iv)  The Participant's 55th birthday.

             (v) The date of termination of this Plan or the date of complete cessation of Employer Matching Contributions.

     6.2  Termination of Employment.
          -------------------------
                                      Upon the termination of a Participant's
employment with the Employer, such Participant may elect to receive the value of his Voluntary Account and/or Voluntary Tax-Deferred Account in a single sum payment or such Participant may elect to have such accounts paid to him at the same time and in the same manner as his other accounts, as set forth in Article VII, subject to the further provisions of this Section. The value of such accounts shall be determined as of a Valuation Date selected by the Plan Administrator which shall apply on a uniform basis to all Participants in the same circumstances.

     If a Participant's employment is terminated in accordance with the immediately preceding paragraph, such Participant may make a written request to the Plan Administrator for an immediate single sum cash payment equal to the value of his Participant Account, Rollover Account, Tax-Deferred Account, and, if such Participant is vested pursuant to Section 6.1(b), his Employer Account. The value of such accounts shall be determined as of a Valuation Date selected by the Plan Administrator which shall apply on a uniform basis to all Participants in the same circumstances. Notwithstanding the foregoing, if the value of a Participant's aggregate vested interest in his accounts under the Plan is $3,500 or less upon his termination of employment (or at the time of any prior distribution to him under the Plan), the Plan Administrator shall make an immediate single sum cash payment to such Participant in an amount equal to such value whether or not the Participant consents to such distribution.

     Payment of such accounts shall be made, or commence to be made, as soon as practicable after the Trustee receives from the Employer or Plan Administrator such written notice of early distribution as shall be required by the Trustee. Notwithstanding the foregoing, in the case of a married Participant whose vested interest under the Plan exceeds $3,500, no lump sum payment may be made pursuant to this Section 6.2 unless the spouse of such Participant has consented to such payment in a writing which complies with the requirements of Section 7.2.

     6.3  Forfeitures.
          -----------

          (a) If a Participant's employment with the Employer is terminated prior to any of the dates referenced in Section 6.1(b), he shall forfeit the value of his Employer

Account as of the Forfeiture Date. The value of such Accounts shall be determined as of such Forfeiture Date and, except as provided in Article XII hereof, any amounts so forfeited by Participants shall be used to offset future Employer Matching Contributions under this Plan.

               (i) If such a Participant subsequently resumes employment with the Employer before incurring five (5) consecutive Breaks in Service, the amount previously forfeited from the Participant's Employer Account shall be restored to such Accounts as soon as administratively practical after the Participant is reemployed. The Employer shall make an additional contribution with respect to the Plan Year of such reemployment to the extent necessary to effect such restoration.

               (ii) If a Participant's employment with the Employer is terminated prior to any of the dates referenced in Section 6.1(b) and such Participant subsequently resumes employment with the Employer after incurring five (5) consecutive Breaks in Service, any amounts previously forfeited shall not be restored.

          (b) If a vested Participant's employment with the Employer is terminated in accordance with Section 6.2, and he subsequently resumes active employment with the Employer prior to receiving a distribution of his Employer Account, the Participant shall continue to be fully vested in such account on his date of reemployment.

                                    ARTICLE VII
                                    -----------
                  DISTRIBUTION AT RETIREMENT, DEATH, OR DISABILITY
                  ------------------------------------------------

     7.1 Distributions at Retirement. A Participant shall, as of his retirement
         ---------------------------
on or after his Early or Normal Retirement Date (whichever is applicable), be entitled to a distribution of his accounts. The final value shall be determined as of the Valuation Date coincident with or immediately following the date of retirement or the receipt by the Plan Administrator of the election to receive benefits, if later. The value of the accounts may also be determined as of a Valuation Date selected by the Plan Administrator which shall apply on a uniform basis for all Participants in the same circumstances.

     Subject to the requirements of Section 7.2, a Participant may elect to receive payment of such Participant's accounts in any of the following methods or in a combination of any of the methods listed below; provided, however, that the method of distribution selected must ensure that payment will not extend beyond the joint lives or joint life expectancies of the Participant and his designated Beneficiary, determined in accordance with the regulations promulgated under Section 401(a)(9) of the Code.

          (a) A single sum cash distribution equal to the total amount contained in his accounts.

          (b)  An immediate annuity in one of the following forms:

               (i)  Contingent Annuitant Annuity:  This form provides the
                    ----------------------------
     retired Participant with a monthly retirement benefit during his lifetime and continues 100%, 66-2/3%, or 50% (as elected by the Participant) of the benefit to a Contingent Annuitant, if living, after the retired Participant's death. If the Contingent Annuitant is the spouse of the retired Participant, the retirement benefit is payable without restriction. If, however, the Contingent Annuitant is a person other than the spouse of the retired Participant, the benefit payable to the Contingent Annuitant shall be limited to the extent necessary to comply with the requirements of the minimum distribution incidental benefit rule as set forth in the regulations promulgated under Section 401(a)(9) of the Code.

     The monthly payments to the Contingent Annuitant shall commence on the first day of the month following the month in which the retired Participant dies, if the Contingent Annuitant is then living, and shall continue monthly with the last payment due for the month in which the Contingent Annuitant's death occurs.

     If the Contingent Annuitant dies before the Participant commences to receive retirement benefits, another Contingent Annuitant may be designed or the retired Participant may elect another form of benefit payment. If the Contingent Annuitant predeceases the retired Participant after payments have commenced, such payments shall cease upon the retired Participant's death.

               (ii) Year Certain and Life Annuity. This form provides the
                    -----------------------------
     retired Participant with a monthly retirement benefit during such Participant's lifetime with the guarantee that a certain specified number (60 or 120) of monthly retirement benefit payments as elected by the Participant will be paid to either the retired Participant or his Beneficiary; provided, however, that the period certain shall be limited to the extent necessary to comply with the requirements of the minimum distribution incidental benefit rule as set forth in regulations promulgated under Section 401(a)(9) of the Code.

     If this form is elected and the retired Participant dies prior to the receipt of the guaranteed monthly payments, the balance of the guaranteed monthly payments will be paid to the retired Participant's Beneficiary and will continue until the total of the guaranteed number of monthly payments have been made to the retired Participant or his Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the retired Participant's death.

     In the event there is no Beneficiary living at the death of the retired Participant, the balance of the guaranteed monthly payments which would otherwise have become payable to the retired Participant's Beneficiary shall be commuted to a single sum and shall be paid to the Participant's estate.

     If the Beneficiary of a deceased retired Participant should die prior to receiving the balance of the guaranteed number of payments, the balance of such payments which would otherwise have become payable to the retired Participant's Beneficiary shall be commuted to a single sum and shall be paid to the Beneficiary's estate.

               (iii) Full Cash Refund Annuity. This form provides the retired
                     ------------------------
     Participant with a monthly benefit during his lifetime, and further provides that if the retired Participant should die prior to receiving benefit payments in a sum equal to the single premium applied to purchase his benefit, the excess, if any, of such single premium over the aggregate amount of benefit payments previously paid to such Participant shall be paid in a lump sum to his Beneficiary. In the event there is no

     Beneficiary living at the death of the retired Participant, such payment shall be made to the Participant's estate.

     Notwithstanding the foregoing, if the value of a Participant's aggregate vested interest in such Participant's accounts under the Plan is not more than $3,500 upon his Early or Normal Retirement Date, or the date such Participant incurs a Disability (whichever is applicable), or at the time of any prior distribution to him from the Plan, the Plan Administrator shall make an immediate single cash payment to such Participant in an amount equal to such value whether or not the Participant or such Participant's spouse consents to such distribution.

     7.2  Automatic Annuity Form.
          ----------------------

          (a) Notwithstanding any provision hereof to the contrary, except as provided in this Section 7.2, any distribution of benefits under this Plan to a Participant shall be made in the Automatic Annuity Form. In the case of a Participant who is married on such Participant's "annuity starting date," the Automatic Annuity Form shall be a 50% Contingent Annuitant Option, with the 50% continuation to be paid to such Participant's surviving spouse. In the case of a Participant who is not married on such Participant's "annuity starting date," the Automatic Annuity Form shall be the Full Cash Refund Annuity. The Plan Administrator shall provide to each Participant, within a reasonable period prior to the "annuity starting date," a written explanation of the terms and conditions of the Automatic Annuity Form, the Participant's and such Participant's spouse's right to waive such form and the effect thereof, and the Participant's right to revoke such waiver and the effect thereof.

          (b) The Automatic Annuity Form required by paragraph (a) of this Section shall not apply if the value of the Participant's aggregate vested interest in such Participant's accounts under the Plan is not more than $3,500, or if the Participant has effectively designated in writing during the 90 day period ending on such Participant's "annuity starting date" (and such designation is not revoked during such period) an alternate payment option under
Section 7.1. Such designation shall be effective only if (i) the Participant's spouse has consented to such designation of an alternate payment option in a writing which acknowledges the effect of the designation and which is witnessed by a Plan representative or notary public, or (ii) it is established to the satisfaction of the Plan Administrator that such spousal consent is unobtainable because there is no spouse, or because the spouse cannot be located, or because the Participant has been abandoned by the spouse within the meaning of local law and there is a court order to that effect, or because of other circumstances prescribed by regulations under Section 417(a)(2) of the Code. Such a designation may be revoked, with or without spousal consent, at any time during the 90 day period ending on such Participant's "annuity starting date." Such a designation may not be changed without spousal consent unless the initial consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.

          (c) For purposes of this Section 7.2 and Section 7.4, the term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     7.3 Distributions Upon Incurring Disability. If a Participant should incur
         ---------------------------------------
a Disability prior to such Participant's Normal Retirement Date, such Participant may elect by written notice to the Plan Administrator to receive a distribution in accordance with Sections 7.1 and 7.2 at any time after the date he incurs the Disability and prior to his Normal Retirement Date (provided he is then living). If no such election is filed, distribution will be made in accordance with Section 7.1 as of the disabled Participant's Normal Retirement Date. Distribution of such disabled Participant's accounts shall be made as provided in 7.2(a), unless the exceptions in 7.2(b) apply, in which case the disabled Participant may choose any method of distribution set forth in Section 7.1.

     7.4  Distributions at Death.
          ----------------------

          (a) Except as otherwise provided in paragraph (b) of this Section, if a Participant should die prior to such Participant's "annuity starting date," any amount credited to such Participant's accounts as of his date of death (or the undistributed vested balance of his accounts in the case of a terminated or retired Participant), shall be paid in a single sum payment to his Beneficiary as soon as administratively practicable after the date the Participant's death is reported to the Plan Administrator. If a Participant's death occurs after his "annuity starting date" (as defined in Section 7.2(c)), any death benefit shall be payable at least as rapidly as under the particular form of annuity which is in effect for such Participant as of the date of his death.

          (b) Notwithstanding any provision hereof to the contrary, unless an effective waiver has been filed pursuant to this paragraph (b), if a married Participant dies prior to his "annuity starting date" (as defined in Section 7.2(c)), distribution of at least 50% of the balance standing to the credit of his accounts as of the date of his death shall be made by purchase of an annuity contract which provides for payments to the Participant's spouse for life; provided, however, that if the Participant's surviving spouse so elects, or if the amount otherwise required to be distributed by purchase of such annuity does not exceed $3,500, distribution shall be made by a single sum payment of the full amount due to such surviving spouse hereunder in lieu of the purchase of such annuity contract. The portion of a Participant's accounts which is not required to be distributed by purchase of a surviving spouse annuity under this paragraph (b) shall be distributed pursuant to paragraph (a) of this Section.

     The Plan Administrator shall provide to each Participant, within the "applicable period" with respect to the Participant, a written explanation with respect to the surviving spouse annuity. The term "applicable period" means the latest of (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period after the Employee becomes a Participant; or (iii) a reasonable period after separation of service in case of a Participant who separates prior to attaining age 35.

     The surviving spouse annuity requirement of the paragraph (b) shall not be applicable if the Participant, at any time after the beginning of the Plan Year during which his 35th birthday occurs or his termination of employment, whichever is earlier, has elected to waive such requirement and has designated a Beneficiary other than his spouse, and such Participant's surviving spouse has consented to such waiver and designation in a writing which acknowledges the effect of the consent and which is witnessed by a Plan representative or notary public; provided, however, that such spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that such consent was unobtainable because there is no spouse, because the spouse cannot be located, or because the Participant has been abandoned by the spouse within the meaning of local law and there is a court order to that effect, or because of other circumstances prescribed in regulations under Section 417(a)(2) of the Code. The election by the Participant to waive the surviving spouse annuity and to designate a Beneficiary other than his spouse may not be changed without spousal consent unless the initial consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse. In the event that an effective election has been filed, distribution of 100% of the balance standing to the credit of the Participant's accounts shall be made pursuant to paragraph (a) of this Section.

     Distribution of the surviving spouse annuity required under this paragraph
(b) must begin within a reasonable time after the Participant's death, if the surviving spouse so directs. Otherwise, distribution of the surviving spouse annuity shall commence as of such date as the surviving spouse elects in writing, but in no event later than the date which would have been the Participant's Normal Retirement Date had he survived.

          (c) A Participant may, from time to time in such manner as the Plan Administrator shall prescribe, change his designated Beneficiary or Beneficiaries, but any such designation which has the effect of naming a person other than the surviving spouse as sole Beneficiary is subject to the spousal consent requirement of subsection (b) above.

          (d) If a Participant has failed effectively to designate a Beneficiary to receive the Participant's remaining account balances upon his death, or a Beneficiary previously designated has predeceased the Participant and no alternative designation has become effective, such account balances shall be distributed to any one or more of the surviving members of the Participant's relatives in the following order of preference: spouse, or in equal shares to his children, grandchildren, or parents, or his estate.

     7.5 Loans to Participants. Effective October 1, 1993, upon written
         ---------------------
application of an active Participant, the Committee may direct the Trustee to lend to the Participant such amount or amounts as the Committee may determine proper from the Participant's accounts in the Plan (other than his Employer Account), provided that the aggregate amount of all outstanding loans from this Plan and from any other qualified plan maintained by the Employer or an Affiliated Company, including accrued interest thereon, shall not exceed the lesser of (a) $50,000, reduced by any loan repayment made during the one (1) year period ending on the day before the date such loan is made, (b) 50% of the Participant's vested interest in his accounts (determined at the time the loan is made), or (c) the Participant's total account balance less the Employer Account balance.

     Each loan to Participants shall meet the following requirements:

               (i) Loans shall be made available to all Participants on a reasonably equivalent basis.

               (ii) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

               (iii) Loans shall be evidenced by the promissory notes of the Participants, shall be adequately secured and shall bear a reasonable interest rate. No more than 50% of the vested portion of the Participant's accounts may be used as security for a loan.

               (iv) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

               (v) Each loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan. If the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time such loan is made) as a principal residence of the Participant, then the repayment period shall not extend beyond 15 years.

               (vi) The minimum loan amount shall be $1,000 and no Participant may have more than two (2) outstanding loans from this Plan and any other qualified plan maintained by the Employer or an Affiliated Company at any time.
               (vii) Each such loan shall be administered in accordance with the Plan's participant loan policy.

               (viii) Each Participant shall obtain the consent of his spouse to the use of his accounts as security for the loan. Spousal consent shall be obtained during the 90-day period ending on the date on which the loan is to be so secured. Such consent shall be in writing, shall acknowledge the effect of such loan, and shall be witnessed by a Plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to the loan.

     Each such loan shall be deemed to be an investment made at the direction of such Participant and shall be credited to the separate investment account of the borrowing Participant. The Participant's accounts (other than his Employer Account) shall be reduced to the extent necessary to permit the establishment of a separate loan account for such Participant in the following order:
Tax-Deferred Account, Rollover Account, Voluntary Account and Voluntary Tax-Deferred Account. The reduction from the Investment Funds in each account shall be made on a pro rata basis. All interest and loan repayments, adjusted for administrative expenses, shall be credited to such Member's separate loan account. Amounts credited to such Member's separate loan account as a result of payments of interest and principal shall be credited to the Participant's accounts in the inverse order used to fund the loan and shall be reinvested as soon as practicable in the Plan's Investment Funds in accordance with the investment election of the Participant for new contributions currently on file with the Committee.

     If any part or all of the amount standing to one or more of the Participant's accounts under the Plan shall become distributable to such Participant or his Beneficiary while a loan to such Participant under this
Section 7.04 is outstanding, the Committee shall direct the Trustee to apply the amount of such distribution in payment of the entire outstanding loan principal, whether or not then due, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.

                                 ARTICLE VIII
                                 ------------
                                ADMINISTRATION
                                --------------

     8.1 Allocation of Responsibility. The Board of Directors of Tyco
         ----------------------------
International Ltd. and the Plan Administrator shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the trust agreement. In general, such Board of Directors shall have the sole responsibility for the appointment of the Retirement Committee. The Board of Directors and Plan Administrator shall each warrant that any directions given, information furnished or action taken shall be in accordance with the provisions of this Plan authorizing or providing for such directions, information or action.

     8.2 Appointment of Plan Administrator. The Plan shall be administered by a
         ---------------------------------
Retirement Committee which shall consist of three or more members. Such members shall be appointed by and serve at the pleasure of the Board of Directors of Tyco International Ltd. All usual and reasonable expenses of the Committee shall be paid by the Employer. Any members of the Committee who are employees of the Employer shall not receive compensation with respect to their services on the Committee. Any such Employee member shall not be precluded from participating in this Plan, but shall not be permitted to make any decision or take any action with respect to his own participation in the Plan.

     Any action taken by the Committee shall be by majority rule of the members of the Committee. The Committee may delegate to any one of their number authority to sign documents on behalf of the Committee, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of discretion without first obtaining the approval of the Committee. Any member of the Committee may resign at any time by providing the Board of Directors of Tyco International Ltd. with written notice of his intent to resign. Such Board of Directors may remove any member of the Committee at any time by providing such member with written notification of his removal.


     8.3 Claims Procedure.  The Plan Administrator shall make all determinations
         ----------------
as to the right of any person to a benefit. Any denial by the Plan Administrator of the claim for benefits to a Participant, former Participant or Beneficiary under the Plan shall be stated in writing by it and delivered or mailed to the Participant, Former Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of its ability in a manner that may be understood without legal or actuarial counsel.

     Any person whose claim has been denied shall have the opportunity to appeal such denial by written notification to the Plan Administrator within 60 days following receipt of notice of denial. Within 60 days following receipt of such written appeal, the Plan Administrator shall transmit written notification of its decision regarding the appeal to said person, provided, however, that if the Plan Administrator determines a hearing shall be necessary, such 60 day period shall be extended to 120 days.

     8.4 Records and Reports.   The Plan Administrator shall exercise such
         -------------------
authority and responsibility as it deems appropriate in order to comply with ERISA, and governmental regulations issued thereunder relating to records of Participant's Service, retirement benefits and the percentage of such benefits which are nonforfeitable under the Plan; notifications to Participants; periodic registration with the Internal Revenue Service; and annual reports to the Department of Labor. The Plan Administrator shall keep appropriate books and records with respect to its operation and to furnish same, upon request, to the Employer.

     8.5 Powers and Duties of the Plan Administrator. The Plan Administrator
         -------------------------------------------
shall have such duties and powers as may be necessary to discharge its duties hereunder, including but not limited to the following:

          (a) To amend, construe and interpret the Plan, decide all questions of eligibility and determine the amount and time of payment of any benefits hereunder;

          (b) To prescribe procedures to be followed by Participants, Former Participants or Beneficiaries in filing applications for benefits;

          (c) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

          (d) To receive from the appropriate sources such information as shall be necessary for the proper administration of the Plan;

          (e) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the assets from the Trustee;

          (f) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel.

          (g) To select appropriate investment vehicles, including fixed interest contracts, to constitute the Investment Funds available under the Trust for the investment of plan assets, to permit Participants to direct investment of their account balances in the Investment Funds, and to prescribe rules and procedures relating to such directed investment.

          (h) To enter into any and all contracts, fixed interest contracts, and agreements for carrying the terms of the Plan and the administration thereof and to do all acts as the Plan Administrator, in its sole discretion, may deem necessary or appropriate, and all such contracts, agreements, and acts shall be binding and conclusive on the parties hereto and on the Employees involved.

     The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Neither shall the Plan Administrator have the power to prescribe in any manner internal procedures or operations of the Employer.

     8.6 Rules and Decisions. The Plan Administrator may adopt such rules as it
         -------------------
deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination of calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, or the legal counsel of the Employer, the insurance company or the Trustee.

     8.7 Authorization of Benefit Payments. The Plan Administrator shall issue
         ---------------------------------
directions to the appropriate party concerning the payment of all benefits which are to be paid from the assets of the Plan and warrants that all such directions are in accordance with the provisions of this Plan.

     8.8 Application and Forms for Benefits. The Plan Administrator may require
         ----------------------------------
a Participant or Beneficiary to complete and file with them an application for benefits and all other forms approved by them and furnish all pertinent information requested by them, including the Participant's or Beneficiary's current mailing address.

     8.9 Facility of Payment.   Whenever, in the Plan Administrator's opinion, a
         -------------------
person entitled to receive any benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may cause payments otherwise payable to such person to be made to such person's legal representative or to a relative or friend of such person for his benefit. Any payment of benefit in accordance with the provisions for this Section 8.9 shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan. In the event that a person entitled to receive any benefit hereunder cannot be located after reasonable efforts of the Plan Administrator, such person's benefit shall be forfeited, and shall be reapplied in such a way as to offset future Employer Matching Contributions under this Plan; provided, however, that if such person subsequently files a claim for benefit with the Plan Administrator, such benefit shall be restored (by a special Employer contribution) to the value previously forfeited.

     8.10 Compensation of Plan Administrator and Plan Expenses. The Plan
          ----------------------------------------------------
Administrator shall serve without compensation for services as such, but all expenses of the Plan Administrator in administering the Plan shall constitute a charge upon the Trust, unless paid by the Employer in its sole discretion. Such expenses shall include any expenses incident to the functioning of the Plan and Trust, including, but not limited to, attorneys' fees, fidelity bonding, accounting and clerical charges, trustee fees, plan investment costs, recordkeeping fees, consultants' fees and other costs of administering the Plan and Trust.

     8.11 Indemnification. The Employer shall indemnify and hold harmless each member of the Committee from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Employer) and liability (including any reasonable amounts paid in settlement with the Employer's approval) arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

                                   ARTICLE IX
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     9.1 Nonguarantee of Employment.     Nothing contained in this Plan shall be
         --------------------------
construed as a contract of employment between the Employer and Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     9.2 Rights of Employees and Beneficiaries. No Employee or Beneficiary shall
         -------------------------------------
have any right to or interest in any assets of the Plan upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of such assets. All payments of benefits as provided for in this Plan shall be made solely out of Plan assets.

     9.3 Nonalienation of Benefits. Benefits payable under this Plan shall not
         -------------------------
be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan assets shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Notwithstanding the foregoing, benefits under the Plan shall be paid in accordance with the applicable requirements of any qualified domestic relations order (within the meaning of Section 404(a)(13)(B) and 414(p) of the Code and the regulations thereunder) which has been received, and determined to be such, by the Plan Administrator.

     9.4 Discontinuance of Employer Contributions. In the event of permanent
         ----------------------------------------
discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall, as of the date of such discontinuance, become fully vested.

     9.5 No Reversion to Employer.   The Employer has no beneficial interest in
         ------------------------
the Plan assets and no part of the Plan assets shall ever revert or be repaid to the Employer, directly or indirectly, except that: (a) if a contribution is made by the Employer to the Plan by mistake of fact, such contribution may be returned to the Employer within one year from the date the contribution is made, or (b) if the Employer is denied a Federal income tax deduction with respect to all or any portion of its contribution to the Plan, such contribution (to the extent disallowed) shall be returned to the Employer within one (1) year from the date of disallowance, it being the intent that all contributions to the Plan by the Employer shall be so deductible.

     9.6  Commencement and Timing of Distributions.
          ----------------------------------------

          (a) Any distribution to be made under this Plan to any Participant shall be made no later than the 60th day following the close of the Plan Year in which the Participant reaches his Normal Retirement Date or terminates employment, whichever is later.

          (b) Any distribution to be made under this Plan to a Participant shall begin no later than the April 1 following the close of the calendar year in which such Participant attains age 70-1/2 (the "Required Beginning Date").

          (c) If the value of a terminated Participant's aggregate vested interest in his accounts exceeds $3,500, distribution of benefits may not be made to such Participant unless such Participant and his spouse (if the Participant is married as of the date distribution of benefits is to be made or commenced) elect to receive his distribution in writing during the 90-day period ending on the annuity starting date; provided, further, that spousal consent shall not be required with respect to the commencement of benefits from a Participant's accounts prior to the Participant's Normal Retirement Date in the Automatic Annuity Form pursuant to
Section 7.2. The Participant may also choose to delay the receipt of his distribution until his Required Beginning Date. The value of the Participant's accounts subject to distribution pursuant to this Section 9.6 shall be determined as of a Valuation Date selected by the Plan Administrator which shall apply on a uniform basis to all Participants in the same circumstances.

          (d) Notwithstanding any other provision of the Plan, a Participant's Tax-Deferred Account and Voluntary Tax-Deferred Account shall not be distributable prior to his separation from service, Disability, death or attainment of age 59-1/2, except (i) in cases of hardship as provided in Section
5.2 of the Plan, (ii) upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), (iii) upon disposition by the Employer or an Affiliated Company of substantially all of the assets used by such corporation in a trade or business, in the case of a Participant who continues employment with the corporation acquiring such assets, or (iv) disposition by the Employer or an Affiliated Company of such corporation's interest in a subsidiary, with respect to a

Participant who continues employment with such subsidiary.  No distribution
shall  be  authorized  by  clauses  (ii),  (iii)  or  (iv)  above,   unless  the
distribution  qualifies  as a "lump sum  distribution"  within  the  meaning  of
Section 401(k)(10)(B) of the Code.

          (e) In the event a Participant dies before his Required Beginning Date, his entire interest shall be paid to his Beneficiary in a lump sum no later than December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death; provided, however, that if the Beneficiary is the Participant's spouse, the spouse may elect an annuity form of payment which shall commence no later than December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     If a Participant dies on or after his Required Beginning Date, the Participant's remaining interest in the Plan shall be distributed at least as rapidly as under the method of distribution being used as of the date of death.

          (f) If, and to the extent that, any portion of a Participant's vested account balances is payable to a former spouse or dependent pursuant to a qualified domestic relations order within the meaning of Sections 401(a)(13)(B) and 414(p) of the Code, the provisions of said order may provide for payments to a former spouse or dependent even though the Participant is still employed by the Employer or is otherwise not eligible for the distribution of benefits under the Plan.

     9.7 Jurisdiction. The Plan shall be construed in accordance with the laws
         ------------
of the jurisdiction of the State of New Hampshire except to the extent to which said laws are superseded by Federal Law.

     9.8 Leased Employees. A "leased employee" shall receive credit for Hours of
         ----------------
Service and Years of Service for the entire period during which he is a leased employee of the Employer as if he were an Employee of the Employer; provided, however, that a leased employee shall not be an Eligible Employee for purposes of participation in the Plan as long as he remains a leased employee. For purpose of this Section 9.9, the term "leased employee" means any person (a) who is not an Employee of the Employer and (b) who pursuant to an agreement between the Employer and any other person (a "leasing organization") has performed services for the Employer of a type historically performed by employees in the business field of the Employer on a substantially full-time basis for a period of at least one (1) year. Notwithstanding the foregoing, if leased employees constitute less than 20% of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5) of the Code, a person who is covered by a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting shall not be considered a "leased employee."

                                 ARTICLE X
                                 ---------
                                 AMENDMENTS
                                 ----------

     10.1 Amendments. This Plan may be amended at any time by action of Tyco
          ----------
International Ltd. or the Plan Administrator; provided, however, no one shall have the power to amend or terminate this Plan in such manner as would cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, or would result in the elimination or reduction of a subsidy, early retirement benefit or an optional form of benefit with respect to benefits attributable to service prior to the amendment. Any action by Tyco International Ltd. under this Plan may be made by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action. Tyco International Ltd. hereby delegates all rights and powers with regard to the Plan including amendment or termination of the Plan, to the Plan Administrator, acting alone, except as Tyco International, Ltd. may exercise the same for itself.

                                   ARTICLE XI
                                   ----------
             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS
             -------------------------------------------------------

     11.1 Successor Employer.  In the event of the dissolution, merger,
          ------------------
consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

     11.2 Plan Assets. In the event of any merger or consolidation of the Plan,
          -----------
or transfer in whole or in part of the assets and liabilities of the Plan to another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of this Plan applicable to such Participants shall be transferred to the other plan only if:

          (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) resolutions of the Plan Administrator under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants inclusion in the new employer's plan; and

          (c) such other plan is qualified under Section 401(a) of the Internal Revenue Code.

                                  ARTICLE XII
                                  -----------
                                PLAN TERMINATION
                                ----------------

     12.1 Right to Terminate. Tyco International Ltd., by action of its Board of
          ------------------
Directors, may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and, subject to Section 9.6(e) of the Plan, the Plan assets shall be liquidated unless the Plan is continued by a successor to the Employer.

     12.2 Partial Termination. Upon termination of the Plan with respect to a
          -------------------
group of Participants which constitutes a partial termination of the Plan, the Plan Administrator shall allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Plan assets. The assets so allocated and segregated shall be used by the Plan Administrator to pay benefits to or on behalf of Participants in accordance with
Section 12.3.

     12.3 Liquidation of the Plan. Upon termination or partial termination of
          -----------------------
the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Plan Administrator shall, subject to the provisions of the immediately-following paragraph, cause the assets remaining in the Plan, including any Forfeitures which shall not have been applied to reduce Employer contributions hereunder, to be allocated to the remaining Participants and Beneficiaries in proportion to their respective account balances.

     In the event that any service charges assessed under this Plan are due and unpaid as of such Plan termination date, the payment of such charges shall be satisfied (a) by deducting the required amount from any then unallocated Plan assets, and/or, if the Plan assets are insufficient to pay the full required amount, (b) by deducting a pro rata share of the amount remaining to be paid from each Participant's Employer Account.

     12.4 Manner of Distribution.
          ----------------------
                                  To the extent that no discrimination in value
results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or in non-transferable annuity contracts, as the Participants may elect. All non-cash distributions shall be valued at fair market value at date of distribution.

                                  ARTICLE XIII
                                  ------------
                       DISCHARGE OF DUTIES BY FIDUCIARIES
                       ----------------------------------

     The Board of Directors of Tyco International Ltd., the Plan Administrator, and any other person who, by reason of his involvement under this Plan, shall be deemed to be a fiduciary within the meaning of Title I, Section 3(12) of ERISA, shall discharge their Plan related duties and responsibilities solely in the interest of the Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any provision in any agreement or other plan document which has the effect of relieving said fiduciaries from responsibility for acts within the discretionary authority of such persons are hereby deleted and cancelled.

                                 ARTICLE XIV
                                 -----------
                             TOP-HEAVY PROVISIONS
                             --------------------

     14.1 General Rule. For any Plan Year for which this Plan is a "top-heavy
          ------------
plan" as defined in Section 14.6 below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

          (1)  The vesting provisions set by Section 14.2.

          (2)  The minimum benefit provisions set by Section 14.3.

          (3)  The limitation on compensation set by Section 14.4.

          (4)  The adjustment to the combined plan limit set by Section 14.5.

     14.2 Vesting Provisions. Each Participant who has completed the number of
          ------------------
years of Service specified in the following table shall have a nonforfeitable right to the percentage of his Employer Account under this Plan correspondingly specified in the following table:

               Years of                 Percentage of
               Service             Nonforfeitable Benefit
               -------             ----------------------

                  2                           20%
                  3                           40%
                  4                           60%
                  5                          100%

     14.3 Minimum Benefit Provisions. Each Participant who is a non-key employee
          --------------------------
(as defined in Section 14.8 below) shall be entitled to an Employer contribution for such Plan Year that shall be not less than three percent (3%) of the Participant's compensation (as determined under Section 415 of the Code) for the Plan Year. Tax-Deferred Contributions and Employer Matching Contributions may not be used to satisfy the minimum benefit requirement of this Section 14.3.

     14.4 Limitation on Compensation. Annual earnings taken into account under
          --------------------------
this Article XIV and under Article IV for purposes of determining each Participant's share of Employer contributions (and forfeitures) under the Plan shall not exceed the first $200,000 ($150,000 beginning January 1, 1994). Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

     14.5 Adjustment to Combined Plan Limit. In determining the defined benefit
          ---------------------------------
plan fraction and the defined contribution plan fraction under Section 4.4 above, the number 1.0 shall be substituted for the number 1.25 each place it appears in said Section.

     14.6 Top-Heavy Plan Definition. This Plan shall be a "top-heavy plan" for
          -------------------------
any Plan Year if, as of the determination date (as defined in subparagraph (a) below), the present value of the accounts under the Plan for Participants (including former Participants) who are "key employees" (as defined in Section
14.7 below) exceeds 60 percent of the sum of the accounts under the Plan for all Participants (excluding the accounts of former "key employees" and of employees who have not performed any services for the Employer at any time during the five-year period ending on the determination date) or if this Plan is required to be in an aggregation group (as defined in subparagraph (b) below) which for such Plan Year is a top-heavy group (as defined in subparagraph (c) below).

          (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year.

          (b) "Aggregation group" means the group of plans, if any, that includes the group of plans that are required to be aggregated and, if the Plan Administrator so elects, the group of plans that are permitted to be aggregated.

               (i) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                    (A) each plan (including each terminated plan) of the Employer and of Affiliated Companies in which a "key employee" is a Participant, and

                    (B) each other plan (including each terminated plan) of the Employer and of Affiliated Companies which enables a plan in which a Key Employee is a Participant to meet the requirements of either
          Section 401(a)(4) or Section 410 of the Code.

               (ii) The plans that are permitted to be aggregated (the "permissive aggregation group") includes any plan that is not part of the "required aggregation group" that the Plan Administrator certifies as constituting a plan within the "permissive aggregation group." Such plans may be added to the "permissive aggregation group" only if, after the addition, the "aggregation group" as a whole continues to meet the requirements of both Section 401(a)(4) and Section 410 of the Code.

          (c) "Top-heavy group" means the "aggregation group," if as of the applicable determination date, the sum of the present value of the accrued benefits for "key employees" under all defined benefit plans included in the "aggregation group" plus the aggregate of the accounts of "key employees" under all defined contribution plans included in the "aggregation group" exceeds 60 percent of the sum of the present value of the accrued benefits for all employees under all such defined benefit plans plus the aggregate accounts for all employees under such defined contribution plans (excluding the accrued benefit and accounts of former "key employees" and of employees who have not performed any services for the Employer at any time during the five-year period ending on the determination date.)

          (d) In determining whether this Plan constitutes a "top-heavy plan," the Plan Administrator shall follow the rules set forth in Section 416 of the Code and regulations pertaining thereto.

     14.7 Key Employee. The term "key employee" means any Participant (and any
          ------------
Beneficiary of a Participant) under this Plan who is a "key employee" as determined in accordance with Section 416(i)(1) of the Code.

     14.8 Non-Key Employee. The term "non-key employee" means any Employee (and
          ----------------
any beneficiary of an employee) who is a "non-key employee" as determined in accordance with Section 416(i)(2) of the Code.

     14.9 Change from Top-Heavy Status. In the event the Plan should become a
          ----------------------------
"top-heavy plan" for a Plan Year and subsequently revert to a plan which is not top-heavy, subparagraphs (a) and (b) below shall apply:

          (a) The change from a "top-heavy plan" to a plan which is not top-heavy shall not reduce a Participant's nonforfeitable right to any amount previously credited to his Employer Account under the Plan, and any Participant who has completed three (3) or more Years of Service at the time the Plan reverts to a plan which is not top-heavy shall continue to have his nonforfeitable right to benefits under the Plan determined in accordance with Section 14.2 above.

          (b) The change from a "top-heavy plan" to a plan which is not top-heavy shall not reduce a Participant's account balances.

                                ARTICLE XV
                                ----------
                              DIRECT ROLLOVERS
                              ----------------

     15.01  Application of this Article. This Article applies to distributions
            ---------------------------
made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution from the Plan paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover.

     15.02  Definitions.     Whenever used in this Article or elsewhere in the
            -----------
Plan, the following words shall have the following meanings:

          (a) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan: An Eligible Retirement Plan is an
              ------------------------
individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

     Executed this 5th day of August, 1994 by an authorized member of the Retirement Committee.

                                           RETIREMENT COMMITTEE UNDER
                                           THE SIMPLEX HOURLY EMPLOYEES
                                           RETIREMENT SAVINGS AND
                                           INVESTMENT PLAN



                                           By: /s/ John A. Helfrich
                                              ---------------------------------